As filed with the Securities and Exchange Commission on January 29, 2010
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN LORAIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2068	87-0430320
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Beihuan Road
Junan County
Shandong, China 276600
(+86) 539-7317959
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

United Corporate Services, Inc.
202 South Minnesota Street
Carson City, NV 89703
(877) 734-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher S. Auguste, Esq.
Bill Huo, Esq.
Ari Edelman, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of Americas
New York, New York 10036
(212) 715-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting
company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered (1)	Amount being Registered (2)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (3) Preferred Stock (3) Rights (4) Warrants (5) Debt Securities Units (6) Total			$$100,000,000	$7,130.00

(1) The securities covered by this registration statement may be sold or otherwise distributed separately or together as units with any other securities covered by this registration statement. This registration covers offers, sales and other distributions of the securities listed in this table, from time to time, at prices to be determined, as well as securities distributable in connection with or upon conversion, exercise, or exchange of other securities so offered, sold or distributed.

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. The registrant is hereby registering an indeterminate amount and number of securities up to a proposed maximum aggregate offering price of $100,000,000, which may be offered from time to time at indeterminate prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) This registration statement registers an indeterminate number of shares of common stock and preferred stock that the registrant may sell from time to time. Shares of common stock or preferred stock may be issued separately or upon the exercise of rights, warrants or units to purchase ordinary shares that are registered hereby.

(4) This registration statement registers an indeterminate number of rights, representing rights to purchase shares of common stock, preferred stock or warrants that are registered hereby, which the registrant may sell from time to time.

(5) This registration statement registers an indeterminate number of warrants, representing rights to purchase shares of common stock, preferred stock, rights or warrants that are registered hereby, which the registrant may sell from time to time.

(6) This registration statement registers an indeterminate number of units, representing rights to purchase shares of common stock, preferred stock, rights, warrants or debt securities that are registered hereby, which the registrant may sell from time to time.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 29, 2010

Prospectus

AMERICAN LORAIN CORPORATION

$100,000,000
Common Stock
Preferred Stock
Rights
Warrants
Debt Securities
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, rights, warrants, debt securities, or units having an aggregate initial offering price not exceeding $100,000,000.

We will provide specific terms of the offerings of our securities in supplements to this prospectus. A prospectus supplement may also add, update or change information contained in, or incorporated by reference into, this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus or any such prospectus supplement, carefully before you invest.

The aggregate market value of the outstanding shares of our common stock held by non-affiliates is $56,530,703 based on 30,240,202 shares of common stock outstanding, of which 14,062,364 are held by non-affiliates, and a closing sale price on NYSE AMEX of $4.02 on January 19, 2010. As of the date hereof, we have not offered any securities pursuant to the registration statement of which this prospectus forms a part, or any similar registration statement, during the prior 12 calendar month period that ends on the date hereof.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on the NYSE AMEX under the symbol “ALN.” Each prospectus supplement will contain information, where applicable, as to any listing on the NYSE AMEX or any other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 2 of the prospectus for more information on these risks. Additional risks will be described in the related prospectus supplement related to a potential offer under the heading “Risk Factors.” You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the completeness or the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2010

i

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $100,000,000 in the aggregate of our common stock, preferred stock, rights, warrants, debt securities or units. We will refer to our common stock, preferred stock, rights, warrants, debt securities and units collectively as “securities” throughout this prospectus.

          Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

          This prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

          You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction in which the offer or sale is not permitted. You should assume that the information contained in this prospectus or any accompanying prospectus supplement, as well as information we have previously filed with the SEC and incorporated herein by reference, is accurate as of the date set forth on the front of such documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

          In this prospectus, unless indicated otherwise,

  “We,” “us” and “our” refer to the combined business of ALC, ILH and their direct and indirect Chinese operating subsidiaries.
  “ALC” refers to American Lorain Corporation, a Nevada corporation
  “ILH” refers to International Lorain Holding, Inc., a Cayman Islands company that is wholly-owned by ALC.
  “Junan Hongrun” refers to Junan Hongrun Foodstuff Co., Ltd., a subsidiary of ILH.
  “Luotian Lorain” refers to Luotian Green Foodstuff Co., Ltd., a subsidiary of ILH.
  “Beijing Lorain” refers to Beijing Green Foodstuff Co., Ltd., a subsidiary of ILH.
  “Shandong Lorain” refers to Shandong Green Foodstuff Co., Ltd., a subsidiary of ILH.

ABOUT AMERICAN LORAIN

ALC is a corporation that was incorporated in Delaware on February 4, 1986 and was formerly known as Millennium Quest, Inc. On May 3, 2007, ALC completed a recapitalization, or reverse merger, with ILH. Prior to such date, ALC did not engage in active business operations operations other than to search for a potential acquisition target. Effective November 16, 2009, ALC reincorporated in Nevada from Delaware.

ALC wholly owns ILH. ILH wholly owns two Chinese operating subsidiaries, Luotian Lorain and Junan Hongrun, directly. In addition, together with its subsidiary Junan Hongrun, ILH wholly owns Beijing Lorain and owns approximately 80% of Shandong Lorain (Shandong Economic Development Investment Co. Ltd. owns the remaining 20% interest).

We are an integrated food manufacturing company with headquarters in Shandong Province, China. We develop, manufacture and sell the following types of food products:

  chestnut products;
  convenience foods (including ready-to-cook meals, ready-to-eat meals and meals ready-to-eat); and
  frozen, canned, and bulk food.

          We conduct our production activities in China. Our products are sold in 26 provinces and administrative regions in China and 42 foreign countries. We derive most of our revenues from sales in China, Japan and South Korea. In 2009, our primary strategy was to focus on increasing sales of our chestnut products in the domestic Chinese market and increasing the number of domestic sales to third party distributors. Our primary strategy for 2010 is to further expand our brand equity in the Chinese market for our chestnut products and to increase sales of our convenience food products in the Chinese market. In addition, we are working to expand our marketing efforts in Asia, Europe and the Middle East. We currently have limited sales and marketing activity in the United States, although our long-term plan is to significantly expand our activities there.

          The address of our principal executive office in China is Beihuan Road, Junan County, Shandong, China 276600, and our telephone number is (+86) 539-7317959. Our address for correspondence in the United States is c/o Yinglee Tseng, 4401 Prudence St., Baltimore, MD 21226 and our telephone number in the United States is (443) 552-4796. We maintain websites at http://www.loraingroup.com and http://americanlorain.com, which contain information about our company. However, no information contained on our websites shall be deemed to be a part of this prospectus.

RISK FACTORS

          Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus or any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development or are otherwise statements not of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

          In some cases, you can identify forward-looking statements by terminology such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

          You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is part completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above and incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Furthermore, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict every factor which may arise. In addition, we may not be able to accurately assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

          Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus. Except as otherwise provided in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered pursuant to this prospectus for general corporate purposes and working capital requirements. Pending use of the proceeds, we intend to invest the proceeds in short-term money market funds with portfolios of investment grade corporate and government securities.

DESCRIPTION OF CAPITAL STOCK

Common Stock

          We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. As of January 23, 2010, there were 30,240,202 shares of common stock outstanding.

          Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Corporate action to be taken by a stockholder vote may be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders, or by written consent in lieu of a meeting, unless otherwise required by law. In general, stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. However, certain of our stockholders, who purchased 5,011,169 shares of common stock on October 28, 2009 have the right to participate in up to an aggregate of 25% of certain financing transactions conducted by us prior to April 28, 2011. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

          The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Other than a special dividend paid on April 5, 2007 in connection with our reverse merger, our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

          All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

          We are authorized to issue 5,000,000 shares of preferred stock. We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our board of directors, who may establish the number of shares to be included in each class or series and may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of our company, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change in control transaction. There are currently no outstanding shares of our preferred stock.

          Unless provided in a prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights. If preferred stock is offered by us, the prospectus supplement will describe the terms of the preferred stock, including the following, if applicable to the particular offering:

  the number of shares of preferred stock to be issued and the offering price;
  the title and stated value of the preferred stock;
  dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;
  the date from which distributions on the preferred stock shall accumulate, if applicable;
  the right to convert the preferred stock into a different type of security;
  voting rights attributable to the preferred stock;
  rights and preferences upon our liquidation or winding up of our affairs;
  terms of redemption;
  the procedures for any auction and remarketing, if any, for the preferred stock;
  the provisions for a sinking fund, if any, for the preferred stock;
  any listing of the preferred stock on any securities exchange;
  a discussion of federal income tax considerations applicable to the preferred stock;
  the relative ranking and preferences of the preferred stock as to distribution rights;
  any limitations on the future issuance of any series of preferred stock ranking senior to, or on a parity with, the series of preferred stock being offered; and
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Warrants

          In connection with a private placement in May 2007, we three-year warrants which are exercisable for shares of our common stock at $4.25 per share. Warrants to purchase 1,527,197 shares of our common stock are currently outstanding.

          In connection with a private placement in October 2009, we granted:

  five-year Series A warrants which are exercisable for an aggregate of 1,753,909 shares of our common stock at $3.70 per share, all of which are currently outstanding; and
  thirty-month Series B warrants which are exercisable for an aggregate of 501,115 shares of our common stock at $3.70 per share, all of which are currently outstanding.

Indemnification of Directors and Officers

          Our officers and directors are indemnified as provided by the Nevada Revised Statutes, or the NRS, and our articles of incorporation and by laws.

          Under the NRS and our articles of incorporation and bylaws, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically, except for the following:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

          Our articles of incorporation and bylaws provide that we shall indemnify our directors, officers, employees, and agents, to the fullest extent permitted by the NRS. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

Transfer Agent and Registrar

          Our independent stock transfer agent is Interwest Transfer Company, Inc. Their mailing address is 1981 East Holladay Blvd., P.O. Box 17136, Salt Lake City, UT 84117. Their phone number is (801) 272-9294.

DESCRIPTION OF RIGHTS

General

          We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights to our stockholders on the record date that we set for receiving rights in such offering.

          If rights are offered by us, the prospectus supplement will describe the terms of the rights, including the following, if applicable to the particular offering:

  the title of such rights;
  the securities for which such rights are exercisable;
  the exercise price for such rights;
  the aggregate number of rights issued and the aggregate number of shares of capital stock purchasable upon exercise of such rights;
  the extent to which such rights are transferable;
  a discussion of the material income tax considerations applicable to the issuance or exercise of such rights;
  the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire;
  the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
  if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and
  any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

          Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

          Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

          We may issue warrants to purchase any of our securities. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to, or separate from, those securities. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

  the title of the warrants;

  the aggregate number of the warrants;

  the number and type of securities purchasable upon exercise of the warrants;

  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

  the date, if any, on and after which the warrants and the related securities will be separately transferable;

  the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  the minimum or maximum number of warrants which may be exercised at any one time;

  any circumstances that will cause the warrants to be deemed to be automatically exercised; and

  any other material terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

          As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture between us and the senior trustee named in the applicable prospectus supplement, and subordinated debt securities will be issued under a subordinated indenture between us and the subordinated trustee named in the applicable prospectus supplement. This prospectus sometimes refers to any senior indenture and any subordinated indenture collectively as the “Indentures.”

          The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

          Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of ours. Senior debt securities will rank equally with any of our other senior and unsubordinated debt. Subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

          We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may “reopen,” or issue additional debt securities of, a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

          If debt securities are offered by us, the prospectus supplement will describe the terms of the debt securities, including the following, if applicable to the particular offering:

  the title of debt securities and whether they are subordinated debt securities or senior debt securities;
  any limit on the aggregate principal amount of the debt securities;
  the ability to issue additional debt securities of the same series;
  the price or prices at which we will sell the debt securities;
  the maturity date or dates of the debt securities;
  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
  whether the amount of payments of principal (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
  the place or places where the principal (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;
  the currency, currencies or currency unit in which we will pay the principal (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

  any deletions from, modifications of or additions to the Events of Default (as described below) or our covenants with respect to the applicable series of debt securities;
  any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
  the application, if any, of the terms of the debt securities relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
  the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock or other securities or property;
  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
  any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;
  the depositary for global or certificated debt securities;
  any special tax implications of the debt securities;
  any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
  to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
  the portion of the principal amount which shall be payable upon declaration of acceleration of the maturity of the debt securities; and
  if the principal amount payable at the stated maturity of any debt security will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

          Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange.

          Unless otherwise specified in a prospectus supplement, debt securities will be issued in fully-registered form without coupons.

          Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the tax consequences and special considerations applicable to any such debt securities, if applicable. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Subordination

          The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness. Under the subordinated indenture, “Senior Indebtedness” may mean all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

  the principal (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;
  all of our capital lease obligations;

  any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;
  all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;
  all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

          However, Senior Indebtedness will not include:

  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
  any of our indebtedness in respect of the subordinated debt securities; or
  any of our indebtedness to any subsidiary.

          Unless otherwise noted in the prospectus supplement, if we default in the payment of any principal (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of, or interest on, the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

          In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Indebtedness outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the Senior Indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

          If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

  any dissolution or winding-up or liquidation or reorganization of our company whether voluntary or involuntary or in bankruptcy, insolvency or receivership;
  any general assignment by us for the benefit of creditors; or
  any other marshaling of our assets or liabilities.

          In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

          The subordinated indenture will not limit the issuance of additional Senior Indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

          Unless an accompanying prospectus supplement states otherwise, we may not merge with or into, or consolidate with, another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and no corporation may merge with or into, or consolidate with, us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  either we are the surviving corporation, or the corporation formed by, or surviving, such merger or consolidation, or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed all of our obligations under the debt securities;
  immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing.

Events of Default, Notice and Waiver

          Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the debt securities with respect to each series of debt securities:

  our failure to pay any interest on any debt security of such series when due and payable, continuing for 30 days;
  our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;
  our failure to observe or perform any other covenant or agreement with respect to such debt securities for 90 days after we receive notice of such failure;
  certain events of bankruptcy, insolvency or reorganization of our company; or
  any other Event of Default provided with respect to securities of that series.

          If an Event of Default with respect to any debt securities outstanding shall occur and be continuing, the trustee or the holders of at least 25% in the aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

          Any past default under any Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

          The trustee is required within 90 days after the occurrence of an Event of Default (that is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

          The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

          No holder of a debt security of any series may institute any action against us (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms), unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture; (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

          We may be required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

          We may discharge or defease our obligations under the debt securities as set forth below, unless otherwise indicated in the applicable prospectus supplement.

          We may discharge certain obligations to holders of any debt securities that have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the Indenture.

          If indicated in the applicable prospectus supplement, we may elect either to (i) defease and be discharged from any and all obligations with respect to the debt securities of or within any series (“defeasance”) or (ii) be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

         We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

          We and the applicable trustee may supplement any Indenture for certain purposes that would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify any Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, any Indenture will require the consent of each holder of debt securities that would be affected by any modification that would:

  change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;
  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;
  change the currency in which any debt security or any premium or interest is payable;
  impair the right to enforce any payment on or with respect to any debt security;
  adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or
  modify any of the above provisions.

          An Indenture may permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

          Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest. Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

          Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

          Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

          All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security that remains unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

          Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

          A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act and no successor depositary has been appointed for 90 days; or
  we determine, in our sole discretion, that the global security shall be exchangeable.

          If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent appointed by us under the applicable Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the holder’s proof of ownership.

Governing Law

          Unless an accompanying prospectus supplement states otherwise, the Indentures and debt securities will be governed by New York law.

Trustee

          The trustee or trustees under any Indenture will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

          The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted in certain circumstances.

DESCRIPTION OF UNITS

          We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in such unit. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately at any time or at any time before a specified date or event.

          If units are offered by us, prospectus supplement will describe the terms of the units, including the following, if applicable to the particular offering:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances such securities may be held or transferred separately;
  any unit agreement under which such units will be issued; and
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising such units.

PLAN OF DISTRIBUTION

          SEC rules limit the usage of the registration statement of which this prospectus forms a part. We may sell securities pursuant to the registration statement of which this prospectus forms a part, provided that (unless at the time of sale the aggregate worldwide market value of our common equity held by non-affiliates is $75 million or more), the aggregate market value of securities sold by us or on our behalf under the registration statement, and all other registration statements on Form S-3, during the period of 12 calendar months immediately prior to such sale is no more than one-third of the worldwide aggregate market value of our common equity held by non-affiliates. The aggregate market value of the outstanding shares of our common stock held by non-affiliates is $56,530,703 based on 30,240,202 shares of common stock outstanding, of which 14,062,364 are held by non-affiliates, and a closing sale price on NYSE AMEX of $4.02 on January 19, 2010. As of the date hereof, we have not offered any securities pursuant to the registration statement of which this prospectus forms a part or any similar registration statement during the prior 12 calendar month period that ends on the date hereof.

          We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, or agents, directly to one or more institutional investors or through a combination of these methods. We will identify in a prospectus supplement any underwriter, dealer or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents.

          We may distribute the securities from time to time in one or more transactions at:

  a fixed price or prices, which may be changed;
  market prices prevailing at the time of sale;
  prices related to such prevailing market prices; or
  negotiated prices.

          Only underwriters named in the prospectus supplement are underwriters of the securities offered under a prospectus supplement.

          If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell our securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

          We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If indicated in a prospectus supplement, these third parties may, pursuant to this prospectus and the prospectus supplement, sell securities covered by this prospectus. A third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions. We may also loan or pledge securities covered by this prospectus to third parties who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus. The third party in such transactions will be an underwriter and will be identified in a prospectus supplement or a in a post-effective amendment.

          In connection with the sale of our securities, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be ‘‘underwriters’’ as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving our securities. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

          Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward, certain civil liabilities, including liabilities under the Securities Act.

          If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

          If underwriters or dealers are used in the sale Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities until the distribution of our securities is completed. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilizing or reducing a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

          Certain of the underwriters or agents and their associates may engage in transactions with, and perform services for, us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

          The validity of any common stock offered in this prospectus will be passed upon for us by Holland & Hart LLP, Nevada. The validity of any debt securities or warrants offered in this prospectus will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York.

EXPERTS

          The consolidated financial statements for the years ended December 31, 2007 and 2008 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Samuel H. Wong & Co., LLP, Certified Public Accountants, an independent certified public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

          We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549

          Please call the SEC at (800) 732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents filed by us with the SEC (under Commission File Number 000-50883) are incorporated by reference in this prospectus:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on April 13, 2009, as amended on April 29, 2009;
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 15, 2009;
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 14, 2009;
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on October 13, 2009;
  Current Reports on Form 8-K, filed on April 14, 2009, July 8, 2009, July 15, 2009, August 20, 2009, September 8, 2009, September 22, 2009, October 29, 2009, November 13, 2009 and January 19, 2010; and
  The description of our common stock contained in our Registration Statement on Form 8-A filed on September, 1 2009.

          In addition, all documents subsequently filed by us with the SEC pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of this offering are incorporated by reference in this prospectus.

          Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement.

          You may request a copy of these filings, at no cost to you, by calling us at (443) 552-4796 or by writing to us at the following address: c/o Yinglee Tseng, 4401 Prudence Street, Baltimore, Maryland 21226.

          Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost by writing us at the following address: c/o Yinglee Tseng, 4401 Prudence Street, Baltimore, Maryland 21226.

$100,000,000
AMERICAN LORAIN CORPORATION
Common Stock
Preferred Stock
Rights
Warrants
Debt Securities
Units

PROSPECTUS

, 2010

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following table sets forth an estimate of the fees and expenses relating to the registration of our securities of which shall be borne by us. Such fees and expenses are estimated to be as follows:

SEC Registration Fee	$7,130.00
Legal fees and expenses	20,000.00
Total	$27,130.00

Item 15. Indemnification of Officers and Directors

          Subsection 1 of Section 78.7502 of the NRS, empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

          Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought, or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Section 78.7502 of the NRS further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Item 16. Exhibits

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement. *

3.1	Articles of Incorporation. +

3.2	By-laws. +

4.1	Specimen Common Stock Certificate. +

4.2	Certificate of Designation for Preferred Stock. *

4.3	Specimen Preferred Stock Certificate. *

4.4	Form of Indenture. *

4.5	Form of Debt Securities. *

4.6	Form of Warrant Agreement and Warrant Certificate. *

4.7	Form of Unit Agreement and Unit Certificate. *

4.8	Form of Purchase Right. *

5.1	Opinion of Holland & Hart LLP as to the legality of the common stock being registered. *

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP as to the legality of the debt securities or warrants being registered. *

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1).*

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.2).*

23.3	Consent of Samuel H. Wong & Co., LLP, an independent registered accounting firm. +

24.1	Power of Attorney (included in the signature page).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture. **

+	Filed herewith.

*	To the extent applicable, to be filed as an exhibit to a post-effective amendment or to a document filed under the Securities Exchange Act and incorporated by reference herein.

**	To be filed pursuant to section 305(b)(2) of the Trust Indenture Act on Form 305B2.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall of 1933 be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shandong, on the 29th day of January, 2010.

AMERICAN LORAIN CORPORATION

By:	/s/ Si Chen
Si Chen
Chairman, Director and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Si Chen and Yilun Jin, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Si Chen	Chairman, Director and Chief Executive Officer	January 29, 2010
Mr. Si Chen	(Principal Executive Officer)

/s/ Yilun Jin	Chief Financial Officer	January 29, 2010
Mr. Yilun Jin	(Principal Financial and Principal
Accounting Officer)

/s/ Yundong Lu	Chief Operating Officer and Director	January 29, 2010
Mr. Yundong Lu

/s/ Delkai Yin	Director	January 29, 2010
Mr. Delkai Yin

/s/ Yongjun Li	Director	January 29, 2010
Mr. Yongjun Li

/s/ Maoquan Wei	Director	January 29, 2010
Mr. Maoquan Wei

/s/ Tad M. Ballantyne	Director	January 29, 2010
Tad M. Ballantyne